[FHLBank Atlanta logo]

News Release

Oct. 29, 2010

FOR IMMEDIATE RELEASE

CONTACT: Sharon Cook

Federal Home Loan Bank of Atlanta

scook@fhlbatl.com

(404) 888-8173

Federal Home Loan Bank of Atlanta Declares Third Quarter 2010 Dividend

ATLANTA, Oct. 29, 2010 - The Board of Directors of Federal Home Loan Bank of Atlanta (the Bank) has approved an annualized dividend rate for the third quarter of 2010 of .39 percent.

The dividend rate is equal to average three-month LIBOR for the period of July 1, 2010 to Sept. 30, 2010, and is applicable to capital stock held during that period. The dividend will be credited to members' daily investment accounts at the close of business on Nov. 4, 2010.

If you have questions, please contact FHLBank Atlanta's Funding Desk at 1.800.536.9650, ext. 8011.

About FHLBank Atlanta
FHLBank Atlanta offers competitively-priced financing, community development grants, and other banking services to help member financial institutions make affordable home mortgages and provide economic development credit to neighborhoods and communities. The Bank's members-its shareholders and customers-are commercial banks, credit unions, savings institutions, and insurance companies headquartered in Alabama, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, and the District of Columbia. FHLBank Atlanta is one of 12 district banks in the Federal Home Loan Bank System which since 1990 has contributed more than $4 billion to the Affordable Housing Program.

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